Exhibit 10.2

Final Form of Agreement

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of [], 2018, by and among Ocean Rig UDW Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the shareholder of Transocean Ltd., a Swiss corporation (“Parent”), listed on the signature pages hereto (the “Shareholder”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Parent is considering whether to enter into an Agreement and Plan of Merger with the Company, Transocean Oceanus Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Holdco”), and Transocean Oceanus Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of HoldCo  (“Merger Sub”), substantially in the form of the draft, dated September 3, 2018, previously furnished to the Shareholder (the “Merger Agreement”).

WHEREAS, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the Merger, pursuant to which each Company Common Share (other than Company Common Shares held by the Company as treasury shares or owned by any Subsidiary of the Company or Parent, Merger Sub or any of their Subsidiaries prior to the Effective Time and the Dissenting Shares) shall be converted into the right to receive (i) 1.6128 fully paid and non-assessable shares of Parent Common Shares and (ii) $12.75 in cash, without interest.

WHEREAS, as of the date hereof, the Shareholder is the legal or beneficial owner of the number of Parent Registered Shares set forth on Exhibit A hereto (together with such additional Parent Registered Shares that become legally or beneficially owned by the Shareholder, whether by purchase, share dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, conversion of convertible securities or otherwise, after the date hereof, the “Parent Owned Shares”).

WHEREAS, as a condition to the Company’s willingness to enter into and perform its obligations under the Merger Agreement, the Company has required the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

NOW,  THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1.         Agreement to Vote Parent Owned Shares.  The Shareholder hereby agrees that, from the date of execution of the Merger Agreement until the earliest of (i) the time that the Parent Shareholder Approval has been obtained and (ii) termination of this Agreement in accordance with Section 5.1 (the “Parent Voting Period”), at any meeting of the shareholders of Parent at which the Parent Shareholder Approval is to be voted upon, however called, or any adjournment or postponement thereof, the Shareholder shall be present (in person or by proxy, or cause to be present) and vote (or cause to be voted), all of its Parent Owned Shares (as defined below) which the Shareholder beneficially owns as of the record date for such meeting at such time in favor of (A) the Authorized Share Capital, (B) the Parent Share

Issuance, (C) the related amendments to Parent’s articles of association in connection therewith, (D) any other Transactions (as necessary) and (E) one or more “routine” matters under the rules of the New York Stock Exchange (the proposals referred to in clauses (A), (B), (C), (D) and (E) being collectively referred to as the “Parent Proposals”); provided, however, that nothing in this Section 1.1 shall require any Shareholder beneficially owning any securities convertible into or exercisable or exchangeable for Parent Registered Shares to convert, exercise or exchange such securities.

2.         Representations and Warranties of the Shareholder.  The Shareholder hereby represents and warrants to the Company, as of the date of this Agreement and as of the Parent Shareholder Meeting, as follows:

2.1       Power; Due Authorization; Binding Agreement.  The Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of the Shareholder, and no other proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.2       Ownership of Shares.

(i)         The Parent Owned Shares set forth opposite the Shareholder’s name on Exhibit A hereto are owned legally or beneficially by the Shareholder, free and clear of any Liens (including any restriction on the right or power to vote, consent with respect to, or otherwise dispose of the Parent Owned Shares, other than pursuant to this Agreement), except for any Liens that (x) could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform fully its obligations hereunder on a timely basis or (y) are incurred with the Company’s prior written consent (“Permitted Liens”).  For the avoidance of doubt, the fact that the Shareholder’s Parent Owned Shares may be loaned by the Shareholder as part of customary securities lending arrangements shall constitute a Permitted Lien so long as the Shareholder is entitled to vote any such loaned Parent Owned Shares at any shareholder meeting of Parent held during the Parent Voting Period (including by recalling such loaned Parent Owned Shares prior to the record date for such meeting as necessary).  The Company hereby agrees to provide the Shareholder with at least ten (10) calendar days’ advance notice of the record date for any shareholder meeting of Parent held during the Parent Voting Period.  Other than the restrictions in favor of the Company pursuant to this Agreement, any Permitted Liens, any transfer restrictions of general applicability under applicable securities laws, or as disclosed by the Shareholder on a Schedule 13D filed with respect to the Parent Registered Shares, as amended as of the date hereof, the Shareholder has, and at any shareholder meeting of Parent held during the Parent Voting Period to vote regarding the Merger Agreement and the Transactions the Shareholder will have, either (A) sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Parent Owned Shares of the Shareholder or (B) voting power and dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Parent Owned Shares of the Shareholder that is shared with one or more transferees in accordance with Section 4.1 of this Agreement.

(ii)        As of the date hereof, except for the Parent Owned Shares set forth on Exhibit A hereto, the Shareholder does not legally or beneficially own any (a) common, ordinary or restricted shares or any other voting securities of Parent, (b) securities of Parent convertible into or exchangeable for common shares, preferred shares or voting securities of Parent or (c) options, warrants or other rights to acquire from Parent any common shares, preferred shares or any other voting securities of Parent or securities convertible into or exchangeable for common shares, preferred shares or voting securities of Parent, or rights the value of which is linked to the price or value of any common shares, preferred shares or voting securities of Parent.  Except for this Agreement, any Permitted Liens or as disclosed by the Shareholder on a Schedule 13D filed with respect to the Parent Registered Shares, as amended as of the date hereof, none of the Parent Owned Shares is subject to any voting trust or other agreement, arrangement, understanding or instrument with respect to the voting of, or exercise of voting power with respect to, or the Transfer (as defined below) of, such shares.

For purposes of this Agreement, to “Transfer” any securities shall mean (a) to sell, assign, transfer, pledge, encumber, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) such securities or any interest in such securities, (b) to tender such securities in any tender or exchange offer, or (c) to create or permit to exist any Liens (other than Permitted Liens), or (d) enter into any contract, option, agreement or other arrangement or understanding with respect to any of the actions contemplated by the preceding clauses (a) through (c); provided that any conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Parent Registered Shares by any Shareholder shall not constitute a Transfer to the extent the Parent Registered Shares underlying such security continue to be beneficially owned by the Shareholder following such conversion, exercise or exchange.  The term “sell,” “sale” or any derivatives thereof used in this Agreement with respect to any securities of the Company shall include (w) any sale, transfer or disposition of legal or beneficial ownership, or both, of such securities, (x) any short sale with respect to such securities, (y) any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving such securities and (1) has, or would reasonably be expected to have, the effect of reducing or limiting the Shareholder’s economic interest in such securities or (2) grants a third party the right to vote or direct the voting of such securities, or (z) any transaction that has the same effect as any of the foregoing; provided that any conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Parent Registered Shares by any Shareholder shall not constitute a sale to the extent the Parent Registered Shares underlying such security continue to be beneficially owned by the Shareholder following such conversion, exercise or exchange.

2.3       Non-Contravention.  The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement will not, (i) conflict with or violate any Applicable Law with respect to the Shareholder or by which any of its assets or properties (including any Parent Owned Shares) are bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its assets or properties (including any Parent Owned Shares) are bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform fully its obligations hereunder on a timely basis. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any (A) Governmental Authority, except for filings that may be required to be made with the SEC under the Exchange Act or (B) third party (including with respect to individuals, trusts, any co-trustee or beneficiary).

2.4       Acknowledgment.  The Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

3.         Representations and Warranties of the Company.  The Company hereby represents and warrants the Shareholder, as of the date of this Agreement and as of the Parent Shareholder Meeting, as follows: (a) the Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and (c) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Company.

4.         Certain Covenants of the Shareholder.

4.1       Restriction on Transfer, Proxies and Non-Interference.

(i)         The Shareholder hereby agrees, during the Parent Voting Period, not to, directly or indirectly, (a) Transfer, cause or permit any Transfer of, or make any offer regarding any Transfer of, any of the Parent Owned Shares of the Shareholder or any other securities of Parent, in each case, other than (1) any such transaction as to which the Company or any of its Affiliates are the sole counterparty, (2) any Permitted Liens or (3) any Transfer to (A) any Affiliate of the Shareholder or (B) any Person who has, prior to the Transfer, filed a Schedule 13D or Schedule 13G with respect to the Parent Registered Shares indicating that such Person is the beneficial owner of 5% or greater of the outstanding Parent Registered Shares (each, a “Permitted Person”) who (x) is a party to an agreement with the Company with substantially identical terms to this Agreement or (y) executes a joinder to this

Agreement in form and substance reasonably acceptable to the Company pursuant to which such Permitted Person agrees to be bound by the terms hereof applicable to the Shareholder as to any such Parent Owned Shares, (b) other than a proxy granted or voting instructions issued to Parent in connection with the Parent Shareholder Meeting, grant any proxies or powers of attorney with respect to the Parent Owned Shares of the Shareholder, deposit any such Parent Owned Shares into a voting trust or enter into a voting agreement or understanding with any Person to vote or give instructions with respect to any such Parent Owned Shares in any manner inconsistent with the terms of this Agreement, in each case with respect to any vote on the matters set forth in Section 1.1 of this Agreement, or (c) commit or agree to take any of the foregoing actions; provided,  however, that nothing in this Section 4.1(i) shall prohibit the Shareholder from Transferring, directly or indirectly, or taking any other action with regard to any Parent Bonds (or, so long as such Parent Bonds have not been exchanged for Parent Owned Shares,  any Parent Owned Shares issuable upon exchange of any such Parent Bonds) beneficially owned by the Shareholder.  If any involuntary Transfer of any of the Parent Owned Shares shall occur (including a sale by a Shareholder’s trustee in any bankruptcy, liquidator in any liquidation or winding-up or provisional liquidator in any restructuring by way of provisional liquidation, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, to the extent permitted by Applicable Law, take and hold such Parent Owned Shares subject to all of the restrictions, liabilities, obligations and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(ii)        During the Parent Voting Period, the Shareholder agrees that it will not take any action designed to, or that has the effect of, frustrating, delaying or impeding the ability of Parent to obtain the approval or adoption of the Parent Proposals.

(iii)      During the Parent Voting Period, the Shareholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Proceeding in law or in equity, in any court or before any Governmental Authority, which alleges that the execution and delivery of the Merger Agreement by the Company, Parent, Holdco or Merger Sub or the approval of the Merger Agreement and the Transactions by the Board of Directors or similar governing body, as applicable, of Parent, Holdco or Merger Sub or the Board of Directors of the Company, breaches any fiduciary duty of such governing body or any member thereof or which otherwise challenges the Merger Agreement and the Transactions.

4.2       Acquisition of Additional Shares.  During the Parent Voting Period, the Shareholder shall notify the Company promptly in writing of the acquisition or Transfer of legal or beneficial ownership of additional Parent Registered Shares after the date hereof.

5.         Miscellaneous.

5.1       Termination of this Agreement.  This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that (x) decreases the amount or changes the form of the Merger Consideration, (y) imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration to the shareholders of the Company or (z) extends the End Date; (iv) if the Company Board makes an Adverse Recommendation Change following receipt of a Superior Proposal; (v) the End Date, as it may be extended in accordance with the provisions of the Merger Agreement; and (vi) the mutual written consent of the parties.

5.2       Effect of Termination.  In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any willful and intentional breach of this Agreement occurring prior to such termination and the provisions of this Article 5 shall survive any such termination.

5.3       Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

5.4       Amendments and Waivers.

5.4.1    Any provision of this Agreement may be amended or waived prior to the termination of this Agreement in accordance with its terms if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

5.4.2    No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

5.5       Binding Effect; Benefit; Assignment.

5.5.1    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, other than with respect to the provisions of Section 5.14 which shall inure to the benefit of Parent, and Parent shall be an express third-party beneficiary of Section 5.14.

5.5.2    No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

5.6       Notices. All notices, requests and other communications to any party hereto under this Agreement shall be in writing (including electronic mail transmission) and shall be given:

If to any Shareholder:

[]

E-mail: []

Facsimile: []

Attn: []

with a copy to each of:

King & Spalding LLP

125 Old Broad Street

London EC2N 1AR

Attention:  Martin J. Hunt

Email:  mhunt@kslaw.com

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia  30309

Attention:   Keith M. Townsend

Zachary L. Cochran

E-mail:       ktownsend@kslaw.com

zcochran@kslaw.com

If to the Company:

[]

E-mail: []

Facsimile: []

Attn: []

with a copy to each of:

[]

E-mail: []

Facsimile: []

Attn: []

and

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention:    Gary J. Wolfe

Jim Abbott

Keith Billotti

E-mail:        wolfe@sewkis.com

abbott@sewkis.com

billotti@sewkis.com

or to such other address or electronic mail address as such party hereto may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

5.7       Governing Law.  This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

5.8       Venue.

(a)        Subject to Section 5.7, each of the parties irrevocably agrees that any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), arising out of or relating to this Agreement brought by any party against any other party shall be brought and determined in the court of any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction, then any New York state court sitting in the Borough of Manhattan of The City of New York (collectively, the “Chosen Courts”).  Each of the parties hereto irrevocably and unconditionally consents and submits itself and its property in any Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Courts, (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Chosen Courts, (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in any such Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts.  Each of the parties hereto agrees that a final judgment in any Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

(b)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)        EACH PARTY HERETO EXPRESSLY ACKNOWLEDGES THAT THE WAIVERS IN SECTION 5.8(A) AND SECTION 5.8(B) ARE INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE U.S.

5.9       Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Chosen Courts, in addition to any other remedy to which they are entitled at law or in equity.

5.10     Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart of this Agreement signed by all of the other parties hereto.  Until and unless each party hereto has received a counterpart of this Agreement signed by all of the other parties hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement by electronic transmission in .PDF format shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

5.11     Descriptive Headings.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.12     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

5.13     Other.  Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

5.14     Disclosure.  The Shareholder (i) consents to and authorizes the publication and disclosure by Parent and the Company of the Shareholder’s identity and holding and legal or beneficial ownership of the Parent Owned Shares and the nature of its commitments and obligations under this Agreement in any press release and in any disclosure required by the SEC or other Governmental Authority, including the Registration Statement and the Joint Proxy Statement/Prospectus, and any amendment or supplement to either of them, and (ii) agrees promptly to give to Parent and the Company any additional information Parent or the Company may reasonably request for the preparation of any such disclosure documents so long as such information is required by Applicable Law to be disclosed therein.  Nothing in this Agreement shall preclude any Shareholder from making such filings as are required by Applicable Law in connection with the entering into of this Agreement, including an amendment to any Schedule 13D or Schedule 13G previously filed by any Shareholder with the SEC.

5.15     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Parent Owned Shares.  Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Parent Owned Shares shall remain vested in and belong to the Shareholder.

5.16     Further Assurances. Subject to the terms and conditions of this Agreement, upon request of the Parent, the Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill the Shareholder’s obligations under this Agreement.

5.17     Interpretation.  The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”,  “hereby”,  “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “party” or “parties” refers to the parties to this Agreement; (iii) references to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified; (iv) all Exhibits and schedules annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (vi) whenever the words “include”,  “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (vii) “writing”,  “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (viii) references to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (ix) references to any contract are to that contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (x) references to any Person include the successors and permitted assigns of that Person; (xi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xii) the terms “beneficial ownership,” “beneficially own,” “beneficial owner” and any correlative phrases thereof shall be determined within the meaning of Rule 13d-3 promulgated under the Exchange Act, and (xiii) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

THE COMPANY:

By:
Name:
Title:

SHAREHOLDER:

[ ]

By:
Name:
Title:

EXHIBIT A

PARENT REGISTERED SHARES BENEFICIALLY OWNED

Shareholder	Number of Registered Parent Shares Beneficially Owned

Total